UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2017

INNERSCOPE ADVERTISING AGENCY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-209341	46-3096516
(Commission File Number)	(IRS Employer Identification No.)

2281 Lava Ridge Court, Suite 130 Roseville, CA	95661
(Address of principal executive offices)	(Zip code)

(916) 218-4100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2017, InnerScope Advertising Agency, Inc. (the “Company”) and Moore Holdings, LLC, a California Limited Liability Company (“Moore Holdings”), a related party, agreed to purchase certain real property from an unaffiliated party (Purchase Agreement). The Company agreed to purchase and own 49% of the building (the “Building Interest”) and Moore Holdings will purchase and own 51%. The contracted purchase price for the building was $2,420,000 and the total amount paid at closing was $2,501,783 (the “Closing Amount”), including, fees, insurance, interest and real estate taxes.

The Company paid for their Building Interest by delivering cash at closing of $209,971, being responsible for $1,007,930 as co-borrower on a $2,057,000 Small Business Administration Note (the “SBA Note”) and credits for tenant deposits and prepaid rent of $8,135. The SBA Note carries a 25 year term, with a 6% per annum interest rate and is secured by a first position Deed of Trust, (the “Trust Deed”) and business assets located at the property.

The Company is planning on relocating from their current office space and occupying space in the building on or before July 1, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 8.01	Other Events

On August 5, 2016, the Company along with Mark Moore (“Mark”, the Company’s chairman), Matthew Moore (“Matthew”, the Company’s Chief Executive Officer) and Kim Moore (“Kim”, the Company’s Chief Financial Officer) entered into a Consulting Agreement (the “Consulting Agreement”) with a third party. Under the Consulting Agreement, including the Non-Compete provision covering a ten mile radius of any retail store, the Company and the Moores will provide unlimited licensing of the Intela-Hear brand name, exclusive access to the Aware Aural Rehab Program within 10 miles of retail stores, exclusive territory of all services within 10 miles of retail stores and 40 hours per month of various consulting services. The Consulting Agreement continues until January 31, 2019, unless terminated for cause, as defined in the Consulting Agreement. On May 2, 2017, the Company received a demand letter threatening litigation unless all monies paid pursuant to the Consulting Agreement are returned on the basis that an injunction against certain Officers and Directors renders the Consulting Agreement impossible to perform. The Company was not named as an enjoined party in such previous litigation, and the services contemplated under the Consulting Agreement are not within the scope of the injunction, thus the Company believes this threat by the third party is frivolous and without merit, as well as not providing sufficient cause for the Agreement to be terminated. The Company intends to vigorously defend against any lawsuit filed against it in this matter, as well as take any required action to see that the obligations of the third party in this matter are strictly enforced.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Business Loan Agreement, dated May 5, 2017, between InnerScope Advertising Agency, Inc. and Moore Holdings, LLC and First Community Bank.
10.2	Commercial Security Agreement, dated May 5, 2017, between InnerScope Advertising Agency, Inc. and Moore Holdings, LLC and First Community Bank.
10.3	U.S. Small Business Administration Note.
10.4	Deed of Trust, dated May 5, 2017, among InnerScope Advertising Agency, Inc. and Moore Holdings, LLC. and First Community Bank and Placer Title Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innerscope Advertising Agency, Inc.

Date: May 17, 2017	By:	/s/ Matthew Moore
Matthew Moore Chief Executive Officer